Exhibit 99.4
JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2010
(In thousands)
(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	JKHY	iPay	Adjustments		Combined

			(Note 3)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,779	$9,643	$(18,376)	A	$27,046
Investments, at amortized cost	1,000	-			1,000
Receivables	122,457	1,220	(75)	B	123,602
Prepaid expenses and other	29,142	1,091			30,233
Prepaid cost of product	20,878	1,928	(656)	C	22,150
Deferred income taxes	882	-			882

Total current assets	210,138	13,882	(19,107)		204,913

PROPERTY AND EQUIPMENT, net	256,692	7,965			264,657

OTHER ASSETS:
Prepaid cost of product	8,447	1,599	(544)	C	9,502
Computer software, net of amortization	97,828	2,733	15,970	D	116,531
Debt Acquisition Costs, net	-	170	7,430	E	7,600
Other non-current assets	15,986	1,395			17,381
Customer relationships, net of amortization	108,373	12,267	80,211	D	200,851
Trade names	5,853	333	4,772	D	10,958
Goodwill	344,921	48,923	140,553	F	534,397

Total other assets	581,408	67,420	248,392		897,220

Total assets	$1,048,238	$89,267	$229,285		$1,366,790

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,663	$479	$(75)	B	$8,067
Accrued expenses	38,342	5,200			43,542
Accrued income taxes	171	-			171
Current Revolving Facility and current maturities of capital leases	73,791	-	50,000	E	123,791
New Current Financing			100,000	E	100,000
Current portion of long term debt	-	5,719	(5,719)	E	-
Deferred revenues	110,307	6,281	(1,884)	C	114,704

Total current liabilities	230,274	17,679	142,322		390,275

LONG TERM LIABILITIES:
Deferred revenues	10,269	1,134	(386)	C	11,017
Deferred income taxes	73,547	-	7,600	G	81,147
Long term debt, net of current portion	-	6,863	143,137	E	150,000
Other long-term liabilites, net of current maturities	10,560	203			10,763

Total long term liabilities	94,376	8,200	150,351		252,927

Total liabilities	324,650	25,879	295,073		645,602

STOCKHOLDERS' EQUITY
Preferred stock	-	-			-
Common stock	996	-			996
Members units	-	53,100	(53,100)	H	-
Additional paid-in capital	329,911	-			329,911
Retained earnings (accumulated deficit)	702,266	10,288	(10,288)	H	702,266
Less treasury stock at cost	(309,585)	-			(309,585)

Total stockholders' equity	723,588	63,388	(63,388)		723,588

Total liabilities and stockholders' equity	$1,048,238	$89,267	$229,285		$1,366,790

JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED MARCH 31, 2010
(In thousands)
(Unaudited)

	Historical	Historical		Pro Forma		Pro Forma
	JKHY	IPay		Adjustments		Combined

				(Note 3)

REVENUE
License	$39,806	$-	$			$39,806
Support and service	522,159	34,757		(1,384)	I	555,532
Hardware	46,776	-				46,776

Total	608,741	34,757		(1,384)		642,114

COST OF SALES
Cost of license	4,015	-				4,015
Cost of support and service	320,503	15,593		2,301	J	338,397
Cost of hardware	34,239					34,239

Total	358,757	15,593		2,301		376,651

GROSS PROFIT	249,984	19,164		(3,685)		265,463

OPERATING EXPENSES
Selling and marketing	43,756	2,290				46,046
Research and development	36,488	821				37,309
General and administrative	36,781	5,665				42,446

Total	117,025	8,776		-		125,801

OPERATING INCOME	132,959	10,388		(3,685)		139,662

INTEREST INCOME (EXPENSE)
Interest income	54	30				84
Interest expense	(419)	(504)		(6,859)	K	(7,782)

Total	(365)	(474)		(6,859)		(7,698)

INCOME FROM
OPERATIONS BEFORE INCOME TAXES	132,594	9,914		(10,544)		131,964

PROVISION FOR INCOME TAXES	44,708	298		1,181	L	46,187

NET INCOME	$87,886	$9,616		$(11,725)		$85,777

JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2009
(In thousands)
(Unaudited)

	Historical	Historical		Pro Forma		Pro Forma
	JKHY	IPay		Adjustments		Combined

				(Note 3)

REVENUE
License	$58,434	$-	$			$58,434
Support and service	614,242	39,335		(1,800)	I	651,777
Hardware	72,917	-				72,917

Total	745,593	39,335		(1,800)		783,128

COST OF SALES
Cost of license	6,885	-				6,885
Cost of support and service	385,837	18,223		3,114	J	407,174
Cost of hardware	53,472	-				53,472

Total	446,194	18,223		3,114		467,531

GROSS PROFIT	299,399	21,112		(4,914)		315,597

OPERATING EXPENSES
Selling and marketing	54,931	2,618				57,549
Research and development	42,901	818				43,719
General and administrative	43,681	7,338				51,019

Total	141,513	10,774		-		152,287

OPERATING INCOME	157,886	10,338		(4,914)		163,310

INTEREST INCOME (EXPENSE)
Interest income	781	23				804
Interest expense	(1,357)	(1,128)		(10,444)	K	(12,929)

Total	(576)	(1,105)		(10,444)		(12,125)

INCOME FROM
OPERATIONS BEFORE INCOME TAXES	157,310	9,233		(15,358)		151,185

PROVISION FOR INCOME TAXES	54,208	98		(1,391)	L	52,915

NET INCOME	$103,102	$9,135		$(13,967)		$98,270

Notes to Pro Forma Condensed Consolidated Financial Statements

(In Thousands)

(Unaudited)

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Jack Henry and iPay after giving effect to the cash to be paid by Jack Henry to consummate the iPay acquisition, as well as certain pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet data assumes that the acquisition of iPay occurred on March 31, 2010. As Jack Henry has a fiscal year ending on June 30 and iPay had a fiscal year ending on December 31, the pro forma condensed consolidated balance sheet combines the historical balances of Jack Henry as of March 31, 2010 with the historical balances of iPay as of March 31, 2010, plus pro forma adjustments.

The unaudited pro forma condensed consolidated statements of operations data assumes that the acquisition of iPay occurred on July 1, 2008. As Jack Henry has a fiscal year ending on June 30 and iPay had a fiscal year ending on December 31, the pro forma condensed consolidated financial statements include a pro forma statement of operations combining the historical results of Jack Henry for the year ended June 30, 2009 with the historical results of iPay for the twelve months ended June 30, 2009, plus pro forma adjustments In addition, they include a pro forma statement of operations combining the historical results of Jack Henry for the nine months ended March 31, 2010 with the historical results of iPay for the same period, plus pro forma adjustments. iPay's data has been calculated by combining its interim data for each month within the period.

The unaudited pro forma condensed consolidated financial statements assume that the acquisition is accounted for in accordance with generally accepted accounting principles for business combinations and represents the current pro forma information based upon available information of the combining companies' results of operations during the periods presented. As of the date of this document, Jack Henry has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the iPay assets acquired and liabilities assumed and the related allocations of the purchase price. However, Jack Henry has made certain adjustments to the historical book values of the assets and liabilities of iPay, based on currently available information, to reflect certain preliminary estimates of fair value in preparing the unaudited pro forma condensed consolidated financial data. The preliminary purchase price allocation assigns values to certain identifiable intangible assets, including customer relationships and core technology. Actual results may differ materially from this unaudited pro forma condensed consolidated data once Jack Henry has completed the detailed valuation studies necessary to finalize the required purchase price allocation.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisition described above been consummated as of March 31, 2010 or July 1, 2008.

Note 2: Preliminary Purchase Price Allocation.

The purchase price was $301,143, paid in cash. The purchase price was funded primarily by approximately $300,000 borrowed under a new credit agreement.

The purchase price will be allocated to iPay tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon a preliminary valuation, the purchase price was allocated as follows:
Current assets	$ 3,691
Non-current assets	6,389
Intangible assets	116,286
Goodwill	191,906

Total assets acquired	318,272
Liabilities assumed	(17,129)

Net assets acquired	$ 301,143

The preliminary allocation of the purchase price is based upon management's estimates. As noted below, these estimates and assumptions are subject to change upon final valuation.

Deferred Revenues: For the purpose of these pro forma condensed consolidated statements, the fair value of deferred revenue, defined as fulfillment costs plus profit margin, has been assumed to approximate 70% of its carrying value. The pro forma condensed consolidated balance sheet and statements of operations reflect the estimated impact on deferred revenue and revenue that would occur as a result of this adjustment.

Cash and other net tangible assets/liabilities: Cash and other net tangible assets and liabilities were recorded at their respective carrying amounts for the purpose of these unaudited pro forma condensed consolidated statements. It was assumed that these carrying values approximate their fair values.

Goodwill: Goodwill represents the excess of the purchase price over the estimated fair value of tangible and identifiable intangible net assets acquired.

Identifiable intangible assets: Identifiable intangible assets acquired include developed software. In-process research and development, customer relationships and tradenames.

The fair value of intangible assets is based on management's preliminary valuation.

Deferred tax balances: For the purpose of these pro forma statements, the deferred taxes arising from the acquisition have been estimated using a rate of 37%. The final valuation of the deferred tax assets may have a material impact on the final purchase price allocation, and could result in an allocation of goodwill materially different from that indicated herein.

Pre-acquisition contingencies: Jack Henry has not identified any pre-acquisition contingencies where a liability is probable and where the amount of the liability can be reasonably estimated. If information becomes available prior to the end of the purchase price measurement period that would indicate that it was probable that a liability existed at the acquisition date, such items will be included in the purchase price allocation to the extent that can be reasonably estimated. These amounts identified, if any, would result in additional goodwill.

Note 3: Reclassifications and Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

  Represents the total cash consideration paid by Jack Henry upon consummation of the acquisition of $8,733, plus the elimination of iPay's existing cash balances which were withdrawn by former ownership prior to closing.

  To eliminate iPay's receivable from and Jack Henry's payable to iPay as of the assumed transaction date.

  To record reductions in the balance of prepaid expenses and deferred revenues to reflect estimated fair value at the assumed transaction date. Management estimated a fair value at 70% of carrying value.

  To record the preliminary valuation of identifiable intangible assets related to the acquisition of iPay.

		Estimated Useful Life

Acquired technology-based intangible assets	$ 16,440	6 years
In-process research and development	2,263	*
Acquired customer-based intangible assets	92,478	20 years
Acquired tradenames	5,105	*

Total	116,286
Elimination of iPay historical intangible assets	(15,333)

	$ 100,953

  * In-process research and development will not be amortized until the underlying development projects are completed. Acquired tradenames are assumed to have an indefinite life.

  To record debt acquisition costs of approximately $7,600 and eliminate iPay historical debt acquisition costs of $170 and to record the acquisition of debt related to the transaction of $300,000 and the elimination of historical iPay debt of $12,582 that was liquidated at closing.

  To record the preliminary valuation of goodwill related to the acquisition of iPay of $189,476 and eliminate the historical iPay goodwill of $48,923.

  To record estimated deferred tax liabilities related to the acquisition of iPay.

  To eliminate iPay's historical equity balances.

  To eliminate the intercompany revenue included in iPay's historical revenue.

  To record the estimated amortization expense related to the identifiable intangible assets recognized upon the acquisition of iPay, to eliminate intercompany costs and historical amortization.
	Year Ended 6/30/09	Nine Months Ended 3/31/10

Estimated amortization on acquired intangible assets	$ 7,364	$ 5,523
Elimination of historical iPay amortization expense	(2,450)	(1,838)
Elimination of intercompany costs (see item I)	(1,800)	(1,384)

	$ 3,114	$ 2,301

  To record estimated interest expense from debt issued and the amortization of debt acquisition costs. These amounts were estimated using the interest rates in effect at the inception of the loans. The loans have varying interest rates. If the rates on the loans were to increase by 0.125%, the estimated interest expense would increase by approximately $400 and $250 for the periods ending June 30, 2009 and March 31, 2010, respectively.

  To record the estimated income tax effect of the business combination and the pro forma adjustments at the statutory rate. The pro forma combined provision for income taxes does not necessarily represent the amounts that would have resulted had Jack Henry and iPay filed consolidated income tax returns for the period presented.